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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statements on Form S-8 No. 333-40905 pertaining to the 1997 Employee Stock Purchase Plan, No. 333-47185 pertaining to the 1982 Employee Incentive Stock Option Plan, the 1992 Employee Stock Option Plan and the 1997 Directors' Stock Option Plan, No. 333-76767 pertaining to the 1998 Employee Stock Purchase Plan, No. 333-74787 pertaining to the 1998 Cimaron Communications Corporation Stock Incentive Plan and in the Registration Statement on Form S-3 No. 333-76185 pertaining to the registration of shares issued upon the acquisition of Cimaron Communications Corporation of Applied Micro Circuits Corporation of our report dated April 21, 1999, with respect to the consolidated financial statements and schedule of Applied Micro Circuits Corporation included in the Annual Report on Form 10-K for the year ended March 31, 1999.

                                          Ernst & Young LLP

San Diego, California
June 21, 1999